                                                                    Exhibit 21.1



                        SUBSIDIARIES OF THE REGISTRANT



The companies listed below are all of the subsidiaries of ACR Group, Inc. as of February 29, 2000. All of the companies are wholly-owned.



                  Name of Subsidiary                             State of Incorporation
                  ------------------                             ----------------------
                   ACR Supply, Inc.                                       Texas
                  Total Supply, Inc.                                      Texas
                 Valley Supply, Inc.                                      Texas
           Heating and Cooling Supply, Inc.                              Nevada
         Time Energy Systems Southwest, Inc.                              Texas
              Ener-Tech Industries, Inc.                                Tennessee
             Florida Cooling Supply, Inc.                                 Texas
             West Coast HVAC Supply, Inc.                                 Texas
                Lifetime Filter, Inc.                                     Texas
          Contractors Heating & Supply, Inc.                              Texas